Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
FOR
RIGHTS CERTIFICATES
ISSUED BY
eLOYALTY CORPORATION

This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the prospectus dated November [  ], 2006 (the “Prospectus”) of eLoyalty Corporation, a Delaware corporation (“eLoyalty”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to the Subscription Agent listed below at or prior to 5:00 p.m., New York City time, on December [  ], 2006, unless such time is extended by eLoyalty as described in the Prospectus (as it may be extended, the “Expiration Date”). Such form must be delivered by hand or sent by facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date.

Payment of the Subscription Price of $[     ] per share for each share of eLoyalty common stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof.

All deliveries must be addressed to Mellon Bank, N.A., c/o Mellon Investor Services LLC, the subscription and information agent for the Rights Offering (the “Subscription Agent”), as follows:

By mail:	By hand delivery:	By overnight courier:

Mellon Bank, N.A c/o Mellon Investor Services LLC Reorganization Department P.O. Box 3301 South Hackensack, NJ 07606	Mellon Bank, N.A. c/o Mellon Investor Services LLC Reorganization Department 120 Broadway, 13th Floor New York, NY 10271	Mellon Bank, N.A. c/o Mellon Investor Services LLC Reorganization Department 480 Washington Blvd. Mail Drop-Reorg Jersey City, NJ 07310
By facsimile transmission:
(201) 680-4626

You should confirm receipt of all facsimile transmissions by calling Mellon Investor Services LLC at (201) 680-4860.

You may obtain additional information regarding the Rights Offering from the Subscription Agent by calling (800) 777-3674.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing           Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for            share(s) of Common Stock and (ii) the Over-Subscription Privilege relating to such Rights, to the extent that shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights are available therefor, for an aggregate of up to           share(s) of Common Stock, subject to availability and proration.

The undersigned understands that payment of the Subscription Price of $[     ] per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $      either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith

OR

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

☐	Certified or cashier’s check drawn upon a U.S. bank

☐	U.S. postal money order

Date of check, draft or money order: _ _

Check, draft or money order number: _ _

Bank on which check is drawn: _ _

Signature(s): _ _	Address: _ _

Name(s): _ _

(Please type or print)

(Area code and Tel. #)

Rights Certificate No(s). (if available): _ _

GUARANTEE OF DELIVERY
(Not To Be Used For Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated: _ _
(Authorized Signature)

(Name of Firm)

(Address)

(Area code and Tel. #)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period specified above. Failure to do so could result in a financial loss to such institution.

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